UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 19, 2013 (February 14, 2013)

____________________________

NATIONAL HEALTHCARE CORPORATION

(Exact name of registrant as specified in its charter)

____________________________

Delaware (State or other jurisdiction of incorporation)	001-13489 (Commission File Number)	52-2057472 (I.R.S. Employer Identification No.)
100 Vine Street Murfreesboro, Tennessee (Address of Principal Executive Offices)		37130 (Zip Code)

Registrant’s telephone number, including area code:  (615) 890-2020

Not Applicable

(Former name or former address, if changed since last report)

__________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

 Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective February 14, 2013, the Board of Directors of National HealthCare Corporation (NHC) adopted an amendment to Sections 1.1, 1.4(b) and 2.1 of its Bylaws.  The amendment requires the approval of the majority of votes cast to elect a Director in uncontested elections.  In the event an incumbent director standing for re-election does not receive a majority of the votes cast, the Director shall promptly tender his or her resignation to the Board of Directors. The Nominating and Corporate Governance Committee shall consider the resignation and make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board of Directors shall act on the tendered resignation and publicly disclose its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. The Nominating and Corporate Governance Committee in making its recommendation, and the Board of Directors in making its decision, may each consider any factors or other information that it considers appropriate and relevant.

The foregoing description of the amendment to the Bylaws does not purport to be complete and is qualified in its entirety by reference to the complete amendment of the Bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K. A complete copy of the Bylaws, as amended, will be filed as an exhibit to the Company’s next periodic report.

Item 9.01.

Financial Statements and Exhibits.

(d)

Exhibits

Number

  Exhibit

3.1

Amendment to the Company’s Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:

February 19, 2013

NATIONAL HEALTHCARE CORPORATION

By:  /s/ John K. Lines

Name: John K. Lines

Title:   Senior Vice President

      and General Counsel